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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                DECEMBER 9, 1997


                            AVALON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




       MARYLAND                          1-12452             06-1379111
(State or other jurisdiction         (Commission File        (I.R.S. Employer
       of incorporation)                  Number)            Identification No.)



                    15 RIVER ROAD, WILTON, CONNECTICUT 06897
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  203-761-6500

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     ITEM 5.  OTHER EVENTS

     On December 9, 1997 Avalon Properties, Inc. (the "Company") sold 3,500,000 shares of its common stock, par value $.01 per share, to PaineWebber Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Smith Barney Inc. under its existing shelf registration statement at a per share price to the public of $30.125. The Company intends to use the net cash proceeds from the sale of the Common Stock (approximately $99,902,500) to fund a portion of the purchase price of the certain apartment communities expected to be acquired from owners of real estate affiliated with Trammell Crow Residential Midwest (the "New Communities"), to reduce outstanding borrowings under the Company's unsecured credit facilities incurred for acquisition and development activity, and for general corporate purposes, including potential future acquisitions and development other than the New Communities.

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     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

          Not Applicable

     (b) PRO FORMA FINANCIAL INFORMATION:

          Not Applicable

     (c)  EXHIBITS:

Exhibit No.
-----------

     1.1  Underwriting Agreement dated December 3, 1997.

     1.2  Price Determination Agreement dated December 3, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     December 11, 1997         AVALON PROPERTIES, INC.



                                    /s/    Thomas J. Sargeant
                                    -----------------------------------
                                    By: Thomas J. Sargeant
                                    Chief Financial Officer
                                    and Treasurer

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